Exhibit 99.1

CorEnergy Executive Chairman to Present at REITWeek 2017

KANSAS CITY, Mo.—May 31, 2017 – CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) announced today that Richard C. Green, Executive Chairman, will present at REITWeek 2017: NAREIT’s Investor Forum at approximately 2:45 p.m. Eastern Daylight Time on Wednesday, June 7, 2017. REITWeek is organized by the National Association of Real Estate Investment Trusts (NAREIT).

To listen to the audio webcast and view the accompanying presentation materials, please access the following link: https://reitstream.com/reitweek2017/corenergy.

A replay will be archived on the Events & Presentation page of the CorEnergy website, corenergy.reit, for 90 days after the presentation concludes.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corenergy.reit